EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 1350 of Title 18 of the United States Code,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Michael R. Boyce, the Chairman, Chief Executive Officer and President of PQ Corporation (the “Company”) and James P. Cox, Vice President, Treasurer and Chief Financial Officer of the Company, each hereby certifies that to the best of his knowledge:

The Company’s annual report on Form 10-K for the period ended December 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 2, 2007	/s/ MICHAEL R. BOYCE
Michael R. Boyce
Chairman, Chief Executive Officer and President
(Principal Executive Officer)
Dated: April 2, 2007	/s/ JAMES P. COX
James P. Cox
Chief Financial Officer, Treasurer and Vice President
(Principal Financial Officer)

A signed original of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.